Exhibit 10.4.2

AMENDMENT TWO

TO

EMPLOYMENT AGREEMENT

This Amendment Two to the Employment Agreement (“Second Amendment”) is made as of the 4th day of November, 2004 between VITA FOOD PRODUCTS, INC., a Nevada corporation (the “Company”) and STEVEN D. RUBIN (the “Employee”).

RECITALS

1.                                       The Company and Employee entered into an Employment Agreement on January 16, 1997 (“Employment Agreement”) whereby the Company hired the Employee to serve as an executive and operating officer of the Company.

2.                                       The Company and Employee amended the Employment Agreement in 1999 extending the term of the Employment Agreement and providing for annual renewals after expiration of the initial term of the Employment Agreement.

3.                                       The Company and Employee desire to amend the Employment Agreement further extending the term of the Employment Agreement.

CLAUSES

NOW, THEREFORE, for and in consideration of the above premises and mutual agreements hereinafter set forth, the Employee and the Company agree as follows:

1.                                       Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings as set forth in the Employment Agreement.

2.                                       Term.  Section 3 of the Employment Agreement is hereby deleted and replaced by the following new Section 3:

“3.                                 TERM.  The term hereof shall commence on the date of this Agreement and shall continue until December 31, 2006 (the “Initial Term”).  Thereafter, this Agreement shall be extended for an additional one-year term commencing on the day immediately following the expiration of the Initial Term (the “Renewal Term”); provided, however, that, if the Company desires to terminate Employee’s employment under this Agreement at the end of the Initial Term, the Company may terminate the Employee’s employment by giving written notice of such decision to Employee at least ninety (90) days prior to the expiration of the Initial Term.”

3.                                       Ratification.  In all other respects, the Employment Agreement, as amended by this First Amendment, is hereby ratified and confirmed.

IN WITNESS WHEREOF, Employee and the Company have executed and delivered this First Amendment as of the date first shown above.

EMPLOYEE:	COMPANY:

STEPHEN D. RUBIN	VITA FOOD PRODUCTS, INC.

/s/ STEPHEN D RUBIN	By:

Title:

	Address:	2222 West Lake Street
Chicago, Illinois 60612